EXHIBIT

                    CONFORMING AMENDMENTS TO THE
                  AMGEN RETIREMENT AND SAVINGS PLAN


             (Amended and Restated as of January 1, 1990)


     The Amgen Retirement and Savings Plan (Amended and Restated as of January 1, 1990) ("1990 Plan") is hereby amended in the following respects effective January 1, 1990, except as otherwise specified:

     1.   Effective with respect to Plan Years after December 31,
1986, Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

          "2.2 'Actual Contribution Percentage' means the arithmetic average of the Contribution Rates (calculated separately for each Eligible Employee) of the Eligible Employees grouping all Eligible Employees who are Highly Compensated Employees and separately grouping all Eligible Employees who are Non-Highly Compensated Employees."

     2.   Effective with respect to Plan Years after December 31,
1986, Section 2.3 of the 1990 Plan is hereby amended to read in its entirely as follows:

          "2.3 'Actual Deferral Percentage' means the arithmetic average of the Deferral Rates (calculated separately for each Eligible Employee) of the Eligible Employees grouping all Eligible Employees who are Highly Compensated Employees and separately grouping all Eligible Employees who are Non-Highly Compensated Employees."

     3. Section 2.38 of the 1990 Plan is hereby amended by replacing the term "Employer" with the term "Employer or Affiliate" wherever it occurs and by adding to the end such Section the following new paragraph:

          "The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules, and the computation period to which Hours of Service are to be credited, in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without
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     limitation, Department of Labor Regulations sections 2530.200b-
     2(b) and 2530.200b-2(c)."

     4. Effective with respect to calendar years after December 31, 1988, Section 2.56 of the 1990 Plan shall be amended to read in its entirely as follows:

          "2.56 'Required Beginning Date' means:

          (a) In the case of a Participant who attained age 70 1/2 before January 1, 1988 and who is not a 'five percent owner' (within the meaning of section 416 of the Code) at any time during the five-Plan-Year period ending with the calendar year in which he attains age 70 1/2 or thereafter, April 1 of the calendar following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires;

          (b) In the case of a Participant who attained age 70 1/2 before January 1, 1988 and who is a 'five percent owner' (within the meaning of section 416 of the Code) at any time during the five-Plan-Year period ending with the calendar year in which the Participant attains age 70 1/2 or thereafter, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, whether or not he is still an Employee, or (ii) the calendar year following the year in which he became a 'five percent owner';

          (c) In the case of a Participant who attains age 70 1/2 in 1988, who is not a 'five percent owner' (within the meaning of section 416 of the Code) during the five-Plan-Year period ending with the calendar year in which he attains age 70 1/2, or thereafter, and who has not terminated employment before January 1, 1989, April 1, 1990; and

          (d) Except as otherwise provided in Subsection (c), in the case of a Participant who attains age 70 1/2 on or after January 1, 1988, April 1 of the calendar year next following the calendar year in which he attains age 70 1/2."

     5. Section 4.1(b) of the 1990 Plan is hereby deleted, Section 4.1(c) of the 1990 Plan is hereby renumbered Section 4.1(d) and the following new Sections 4.1(b) and 4.1(c) are added:

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          "(b) The total of the Participant Elected Contributions
     under this Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements of the Company or any Affiliate during any calendar year commencing after December 31, 1986 for any Participant shall not exceed $7,000 or such other amount in effect for such calendar year under section 402(g)(1) of the Code, as adjusted for increases in the cost of living. To the extent necessary to satisfy this limitation for the calendar year, Participant Elected Contributions may be prospectively restricted, and, after any prospective restriction, Excess Elective Deferrals (and allocable interest, but reduced by any amounts previously distributed as Excess Contributions for the Plan Year beginning with or within such calendar year) shall be paid to the Participant on or before the April 15 next following the calendar year in which such contributions were made."

          (c) To the extent the total of the Participant Elected Contributions under this Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under all other plans, contracts or arrangements of the Employer or any Affiliate and any other employers during any calendar year for any Participant exceed $7,000 or such other amount in effect for such calendar year under section 402(g)(1) of the Code, as adjusted for increases in the cost of living, the Participant may, not later than March 1st following the close of the Participant's taxable year, notify the Company, in writing, that he has accumulated an Excess Elective Deferral for such taxable year, and may allocate to the Plan all or a portion of such Excess Elective Deferral and may request that the Company distribute such amount to him. In such event, the Company shall distribute, no later than the following Aril 15th, such amount of the Excess Elective Deferral specified by the Participant as allocable to this Plan, plus any income and minus any loss allocable thereto, as determined in accordance with applicable regulations or rulings."

     6. Section 4.9(b) is amended by adding the following language to the end thereof:

          "(8) The amount of Excess Contributions to be distributed to a Participant for a Plan Year pursuant to Section 4.9(a) shall be reduced by the amount of any Excess Elective Deferrals previously

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     distributed to such Participant for the calendar year ending with or within such Plan Year."

     7. Effective with respect to Plan Years beginning after December 31, 1986, Paragraph (2) of Section 4.9(c) of the 1990 Plan, through such Paragraph (2)'s Clause (1), is hereby amended to read as follows:

          "(2) The least of (i) two hundred percent (200%) of the Actual Contribution Percentage for all other Eligible Employees,
     (ii) such percentage for all other Eligible Employees plus two
     (2) percentage points or (iii) such lesser amount as the Company determines is necessary to prevent the multiple use of this alternative limitation with respect to Highly Compensated Employees in the manner prescribed by the Secretary of the Treasury or the Commissioner of the Internal Revenue Service.

               In the event that for any Plan Year the Actual Contribution Percentage for eligible Highly Compensated Employees otherwise would not meet either of the tests set forth above, as required by section 401(m)(2) of the Code, then the Company shall elect one of the following methods (or any combination thereof) of meeting one of those tests:

               (1) Excess Aggregate Contributions for Participants who are Highly Compensated Employees (and any income allocable thereto) may be paid to affected Highly Compensated Employees within the first twelve (12) months after the close of the applicable Plan Year, but only to the extent the Highly
     Compensated Employee has a nonforfeitable interest in the Excess Aggregate Contributions."

     8. Effective with respect to Plan Years beginning after December 31, 1986, such portion of Section 8.8 of the 1990 Plan as precedes Subsection (a) thereof is hereby amended to read as follows:

          "8.8 Applicable Lifetime Annuities. This Section shall apply to any Participant who elects a Lifetime Annuity. The benefit of a Participant who elects to receive a Lifetime Annuity, as provided in Section 8.7(a)(5) above, shall be distributed to the Participant in the applicable form of annuity described in Subsection (1) below, unless, prior to the Annuity Starting Date (as defined in Subsection (d) below) with respect to such Lifetime Annuity distribution, the Participant elects to waive such
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     Lifetime Annuity, in which case he may elect any other form of distribution provided under Section 8.7. A married Participant may waive the Qualified Joint and Survivor Annuity once he elects a Lifetime Annuity only as provided in Subsection (b) below. If the Participant dies before his Annuity Starting Date the provisions of Section 8.9 shall apply."

     9. Effective with respect to Plan Years beginning after December 31, 1986, the first sentence of Section 16.2(d)(i) of the 1990 Plan is hereby amended in its entirety to read as follows:

     "An officer of the Employer having an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year."

     10. Effective with respect to Plan Years after December 31, 1986, Sections 16.4 and 16.5 of the 1990 Plan are hereby renumbered Sections 16.5 and 16.6, respectively, and the following new Sections
16.3 and 16.4 are inserted to replace the current Section 16.3:

          "16.3 Top-Heavy Accrual Rules. For any Plan Year during which the Plan is a Top-Heavy Plan, the Profit Sharing Contributions and Qualified Nonelective Contributions allocated to each Eligible Employee who is a Non-Key Employee and who is an Employee on the last day of such Plan Year (regardless of whether such Non-Key Employee has less than 1,000 Hours of Service or declined to make any contribution to the Plan for such Plan Year) shall not be less than the lesser of (i) three percent of his Compensation or (ii) the greatest allocation, expressed as a percentage of Compensation, made to any Eligible Employee who is a Key Employee. The determination in clause (ii) shall be made taking into account Participant Elected Contributions, Profit Sharing Contributions, Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions allocated to such Key Employee. In no event, however, shall any Non-Key Employee receive an allocation under this Plan or a benefit under the aggregate plans of the Employer and all Affiliates that is greater than the minimum required to be credited under all such plans and this Plan pursuant to section 416 of the Code.
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          16.4 Top-Heavy Vesting Rules.

               (a) The vested interest in the Profit Sharing Account of each Participant with one or more Hours of Service in a Plan Year in which the Plan is a Top-Heavy Plan shall be determined in accordance with the following schedule except to the extent
     Section 7.3 provides more rapid vesting:

          Year of Service          Vested Percentage

          Less than 2              0%
          2 but less than 3        20%
          3 but less than 4        40%
          4 but less than 5        60%
          5 but less than 6        80%
          6 or more                100%

          (b) If the Plan ceases to be a Top-Heavy Plan, the vesting rules described in Section 7.3 shall again apply to all Years of Service with respect to the Participant's Profit Sharing Account; however, any Participant described in Subsection (a) who has at least three (3) Years of Service to his credit at the time the Plan ceases to be a Top-Heavy Plan shall continue to have his vested percentage computed under the Plan in accordance with Subsection (a)."

To record this Conforming Amendment to the 1990 Plan as set forth herein, the Company has caused its authorized officer to execute this document this 29th day of
April, 1994.

                           AMGEN INC.


                           By:/s/  William F. Puchlevic
                              __________________________


                           Title:  Vice President,
                                   Human Resources
                                   ______________________